Exhibit 10.1

PRINCIPAL STOCKHOLDERS AGREEMENT

BY AND AMONG

CORONADO TOPCO, INC.,

QUIDEL CORPORATION,

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

AND

THE INITIAL CARLYLE STOCKHOLDER

DECEMBER 22, 2021

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

PRINCIPAL STOCKHOLDERS AGREEMENT

This Principal Stockholders Agreement (this “Agreement”) is made as of December 22, 2021 by and among Coronado Topco, Inc., a Delaware corporation (the “Company”), Carlyle Partners VI Cayman Holdings, L.P., a Cayman Islands exempted limited partnership (the “Initial Carlyle Stockholder”), any Permitted Transferee who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”) and, solely for purposes of Section 2.2, Quidel Corporation, a Delaware corporation (“Laguna”), and Ortho Clinical Diagnostics Holdings plc, a public limited company incorporated under the laws of England and Wales (“Orca”).

RECITALS

A. Concurrently with execution of this Agreement, the Company, Laguna and Orca are entering into that certain Business Combination Agreement by and among the Company, Laguna, Orca, Laguna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Orca Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“U.S. Holdco Sub”) and Orca Holdco 2, Inc., a Delaware corporation and a wholly owned subsidiary of U.S. Holdco Sub (the “BCA”), pursuant to which, among other things, Orca will become a wholly owned subsidiary of the Company pursuant to the Orca Scheme (as defined in the BCA) and the Initial Carlyle Stockholder will receive Topco Shares (as defined in the BCA).

B. As of the date hereof, the Initial Carlyle Stockholder is a shareholder of Orca and is a party to that certain Principal Shareholders Agreement, dated as of January 25, 2021, by and between Orca and the Initial Carlyle Stockholder (the “Existing Principal Shareholders Agreement”).

C. The Initial Carlyle Stockholder and the Company desire to enter into this Agreement effective (except with respect to Section 2.2, which is effective as of the date hereof) upon the Orca Effective Time (as defined in the BCA) (the “Effective Time”) so that the Initial Carlyle Stockholder will retain the benefit through and until the Effective Time of (i) the rights set forth in the Existing Principal Shareholders Agreement and (ii) certain rights set forth in the governing documents of Orca, and from and after the Effective Time, the Existing Principal Shareholders Agreement shall terminate and this Agreement shall be in full force and effect, with such changes hereto, if any, as agreed among the Initial Carlyle Stockholder, the Company, Laguna and Orca.

D. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

E. The parties hereto desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter existing that is managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such specified Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.

“Carlyle Board Representation Number” means the following number as applicable from time to time: (i) two (2), if the Carlyle Entity-Level Stockholders, collectively, Beneficially Own at least twelve percent (12%) of the outstanding Shares, (ii) one (1), if the Carlyle Entity-Level Stockholders, collectively, Beneficially Own at least five percent (5%) but less than twelve percent (12%) of the outstanding Shares, or (iii) zero (0), if the Carlyle Entity-Level Stockholders, collectively, Beneficially Own less than five percent (5%) of the outstanding Shares.

“Carlyle Entity-Level Stockholders” means the Initial Carlyle Stockholder and any Affiliated entities (i.e., excluding natural persons) fitting within clause (ii) of the definition of “Carlyle Stockholders.”

“Carlyle Majority Interest” shall mean, at any given time, the Carlyle Stockholders holding a majority of the outstanding Shares held at that specified time by all Carlyle Stockholders.

“Carlyle Stockholders” means (i) the Initial Carlyle Stockholder and (ii) any Permitted Transferee or Affiliate of the Initial Carlyle Stockholder (x) which is Transferred any shares of Common Stock by any Carlyle Stockholder, and (y) which becomes a party hereto by executing a Joinder Agreement.

“Closing” has the meaning ascribed to such term in the BCA.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Competing Director” means any Carlyle Nominee who serves as an officer, director, partner, member, or employee for any business that competes in any material respect with the Company or its Subsidiaries, if a majority of the independent directors determines in good faith that such Carlyle Nominee’s continued service on the Board would constitute a violation of the Company’s bona fide conflict-of-interest policies, as applied consistently with respect to all actual or potential Directors, provided, however, that Carlyle Investment Management L.L.C. and its affiliates (excluding any portfolio companies advised by Carlyle Investment Management L.L.C. or its affiliates) will not be considered businesses that compete with the Company or its Subsidiaries.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Director” shall mean a member of the Board of Directors of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Nasdaq” means the Nasdaq Stock Market.

“Permitted Transferee” shall mean, with respect to any Carlyle Stockholder, (i) any Affiliate of such Carlyle Stockholder, (ii) any director, officer or employee of any Affiliate of such Carlyle Stockholder, and (iii) any direct or indirect member or general or limited partner of such Carlyle Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Carlyle Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), in each instance of clauses (ii) or (iii) only to the extent that such Transferee (together with its Affiliates) Beneficially Owns at least 1% of the Shares following such Transfer or would not be able to sell under Rule 144 under the Securities Act, without volume or manner of sale restrictions all Shares Owned by such Transferee and its Affiliates immediately following such distribution.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder.

“Shares” shall mean, at any time, (i) shares of Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options, warrants or other rights thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

SECTION II. REPRESENTATIONS AND WARRANTIES AND COVENANTS

2.1 Representations and Warranties of the Initial Carlyle Stockholder. The Initial Carlyle Stockholder hereby represents, warrants and covenants to the Company as follows: (a) the Initial Carlyle Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Initial Carlyle Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Initial Carlyle Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Initial Carlyle Stockholder, or require the Initial Carlyle Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which the Initial Carlyle Stockholder is a party or by which the property of such Initial Carlyle Stockholder is bound or affected.

2.2 Representations and Warranties and Covenants of the Company Parties.

(a) Each of the Company, Orca and Laguna (each a “Company Party”) hereby represents, warrants and covenants, severally and not jointly, to the Carlyle Stockholders as follows: (a) such Company Party has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Company Party enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by such Company Party of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Company Party, or require such Company Party to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Company Party is a party or by which the property of such Company Party is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Company Party.

(b) Each of the Company Parties acknowledges and agrees with the Carlyle Stockholders that the intent of this Agreement is that the Company shall acquire Orca and Laguna, and the Company shall issue Common Stock (known as Topco Shares in the BCA), on the terms and subject to the conditions currently contemplated by the BCA, including as to the organizational documents of the Company, and the Company Parties shall not assign their rights under, or amend, the BCA in any manner such that, if the Closing occurs, (i) the Company would not be the sole issuer of Common Stock in connection with the Combinations as contemplated by the BCA or (ii) the terms of organizational documents of the Company would be inconsistent (in a manner that is adverse to the Carlyle Stockholders) with such terms contemplated by the BCA to be in effect as of the Orca Effective Time.

SECTION III. REGISTRATION RIGHTS

3.1 Demand and Piggyback Rights.

(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of any Carlyle Stockholder at any time and from time to time after the Closing, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding Carlyle Stockholders to be included in such offering. A demand by Carlyle Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Carlyle Stockholders may not be made unless: (i) the Shares requested to be sold by the demanding Carlyle Stockholders in such offering have an aggregate market value (based on the most recent closing price of the shares of Common Stock at the time of the demand) of at least $250 million (or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold), (ii) the duration of the lockup is no more than 90 days, and (iii) such lockups occur no more than twice in any 12-month period.

(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c) Right to Demand and be Included in a Shelf Registration. Upon the demand of any Carlyle Stockholder, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Shares held by such Carlyle Stockholder. Unless otherwise requested by any Carlyle Stockholder, any shelf registration filed by the Company covering Shares (whether pursuant to a Carlyle Stockholder demand or at the initiative of the Company) will cover Shares held by each of the Carlyle Stockholders (regardless of whether they demanded the filing of such shelf or not) up to an equivalent percentage of their original respective holdings as may be agreed upon by the demanding Carlyle Stockholders. If at the time of such request the Company is a WKSI, such shelf registration would, at the request of such Carlyle Stockholder, cover an unspecified number of Shares to be sold by the Company and the Carlyle Stockholders.

(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more Carlyle Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. Notwithstanding the foregoing, Carlyle Stockholders may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Carlyle Stockholders unless (i) the Shares requested to be sold by the demanding Carlyle Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Shares at the time of the demand) of at least $250 million (or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold), (ii) the duration of the lockup is no more than 90 days, and (iii) such lockups occur no more than three times in the first 12 months after the Closing (provided that the aggregate lock-up period in such 12-month period shall not exceed 180 days) and no more than twice in any 12-month period after the first anniversary of the Closing.

(e) Right to Reload a Shelf. Upon the written request of a Carlyle Stockholder, the Company will file and seek the effectiveness of a post-effective amendment to an existing resale shelf in order to register up to the number of Shares of the Carlyle Stockholders previously taken down off of such shelf and not yet “reloaded” onto such shelf.

(f) Limitations on Demand and Piggyback Rights.

(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Carlyle Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.

(ii) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement or support for a takedown offering for a reasonable “blackout period” not in excess of 90 days if the Board of Directors of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(f)(ii) more than once in any 360 day period. The blackout period will end upon the earlier to occur of (i) a date not later than 90 days from the date such deferral commenced and (ii) the date upon which such information is otherwise disclosed.

(g) Expiration of Registration Rights. The rights of the Carlyle Stockholders under Section 3.1(a) shall expire when the Carlyle Stockholders, collectively, Beneficially Own less than five percent (5%) of the outstanding Shares and the other rights of the Carlyle Stockholders under this Section 3.1 shall expire on a holder-by-holder basis when a given Carlyle Stockholder Beneficially Owns less than one percent (1%) of the outstanding Shares; provided, in each case, such Carlyle Stockholder is able to sell the Shares Beneficially Held as of the Effective Date under Rule 144 under the Securities Act, without volume or manner of sale restrictions, at such time.

3.2 Notices, Cutbacks and Other Matters.

(a) Notifications Regarding Registration Statements. In order for one or more Carlyle Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Carlyle Stockholder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Notifications Regarding Registration Piggyback Rights. Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Shares held by all Carlyle Stockholders will be included up to the applicable percentage (unless otherwise requested by any Carlyle Stockholder).

(c) Notifications Regarding Demanded Underwritten Takedowns.

(i) The Company will keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least two trading days before the filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Carlyle Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by other Carlyle Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(ii) Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d) Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by any Carlyle Stockholder, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Carlyle Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Carlyle Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Carlyle Stockholders.

(e) Cutbacks. If the managing underwriters advise the Company and the selling Carlyle Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering.

(i) In the case of a registered offering upon the demand of one or more Carlyle Stockholders, the selling Carlyle Stockholders (including those Carlyle Stockholders exercising piggyback rights pursuant to Section 3.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Carlyle Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority. Except as contemplated by the immediately preceding two sentences, if the Carlyle Stockholders are subject to a cutback, other selling stockholders will be included in an underwritten offering only with the consent of Carlyle Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Carlyle Stockholders as a group, on the one hand, and all other stockholders having similar registration rights as a group, on the other hand, will be subject to cutback pro rata based on the number of Shares initially requested by such group to be included in such offering. The selling Carlyle Stockholders will be subject to cutback pro rata, based on the proportion of all outstanding Shares (as of the Closing) that were held by the Initial Carlyle Stockholder at the Closing (up to the number of Shares initially requested by them to be included in such offering). Except as contemplated by the immediately preceding sentence, if the Carlyle Stockholders are subject to a cutback, other stockholders will be included in an underwritten offering only with the consent of a Carlyle Majority Interest.

(f) Withdrawals. Even if Shares held by a Carlyle Stockholder have been part of a registered underwritten offering, such Carlyle Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.

(g) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Carlyle Stockholders, including, without limitation, all registration and filing fees, printing expenses (including printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses), word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, fees and disbursements of counsel (including the fees and disbursements of outside counsel for Carlyle Stockholders (which may be the same as counsel for the Company) and fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions and in connection with any filing with, and clearance of any offering by, FINRA (up to the cap on such fees included in any applicable underwriting agreement)) and of the independent certified public accountants of the Company (including with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters), and the expense of qualifying such Shares under state blue sky laws (reasonably requested by the Carlyle Stockholders), will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Carlyle Stockholder will be borne by such Carlyle Stockholder and such underwriter expenses will be paid by the Carlyle Stockholders. In the event that the Carlyle Stockholders elect to abandon a non-shelf registered offering, then such offering-related expenses shall be reimbursed by the Carlyle Stockholders unless such abandonment is based upon adverse Company-specific information or the imposition of a “blackout” period under Section 3.1(c)(ii).

3.3 Facilitating Registrations and Offerings.

(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of Carlyle Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.

(b) Registration Statements. In connection with each registration statement that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, for a period of 12 months from the date of the prospectus relating to such registration of the resale of the Company will:

(i) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (ii) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Carlyle Stockholders and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;

(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Carlyle Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Carlyle Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Carlyle Stockholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Carlyle Stockholders and underwriters; fairly consider such reasonable changes in such document prior to the filing thereof as counsel for such Carlyle Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Carlyle Stockholder promptly, and, if requested by such Carlyle Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) furnish counsel for each underwriter, if any, and for the Carlyle Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) cooperate with the selling Carlyle Stockholders and the sole underwriter or managing underwriter of an underwritten offering Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Carlyle Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request;

(ii) furnish to each Carlyle Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Carlyle Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such Carlyle Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, the preliminary prospectus or prospectus supplement;

(iii) (i) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Carlyle Stockholder holding Shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (iv) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Carlyle Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such Carlyle Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv) or subject itself to taxation in any such jurisdiction;

(iv) use commercially reasonable efforts to (i) cause all Shares being sold to be qualified for inclusion in or listed on Nasdaq or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed, (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements, (iii) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares and (iv) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the Carlyle Stockholders not later than the effective date of such registration statement;

(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Carlyle Stockholders or the lead managing underwriter of an underwritten offering;

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:

(1) make such representations and warranties to the selling Carlyle Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Carlyle Stockholder and the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Carlyle Stockholders and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Carlyle Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested by the Carlyle Stockholders, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form; and

(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Carlyle Stockholders providing for, among other things, the appointment of such representative as agent for the selling Carlyle Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(viii) take all actions to ensure that any free writing prospectus utilized in connection with any registration or offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act, is retained in accordance with the Securities Act and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix) permit any Carlyle Stockholder that, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registrations statement and to allow such Carlyle Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Carlyle Stockholder and its counsel should be included;

(x) use best efforts to (i) make Form S-3 available for the sale of Shares and (ii) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;

(xi) if requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xiii) cooperate with each Carlyle Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold;

(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective;

(xvii) if the Company plans to file any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, and the Carlyle Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the Carlyle Majority Interest, include in such automatic shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Carlyle Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment

(and if the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, the Company shall, at the request of the Carlyle Majority Interest, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Carlyle Stockholders may be added to such Shelf Registration Statement); and

(xviii) with respect to any shelf takedown that is demanded by Carlyle Stockholders, use commercially reasonable efforts to take such actions necessary to facilitate such shelf takedown by the Carlyle Stockholders as soon as possible, and in any event within 72 hours of receipt of notice of any such shelf takedown (but in no event less than two business days after the receipt of such notice) (the “Preparation Period”); provided that the Company agrees that after such Preparation Period, it shall be prepared to cooperate to use commercially reasonable efforts to facilitate such shelf takedown on any trading day during the following 15 business days without requiring an additional Preparation Period; provided, further that the Carlyle Stockholders shall use commercially reasonable efforts to provide the Company with at least five business days’ advanced notice of its intention to submit a notice of request for registration.

(d) Due Diligence. In connection with each registration and offering of Shares to be sold by Carlyle Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Carlyle Stockholders and underwriters and any counsel or accountant retained by such Carlyle Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e) Information from Stockholders. Each Carlyle Stockholder that holds Shares covered by any registration statement will timely furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Carlyle Stockholder and the proposed distribution by such Carlyle Stockholder of such Shares as the Company may from time to time reasonably request in writing.

3.4 Indemnification.

(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by Carlyle Stockholders, the Company will hold harmless Carlyle Stockholders, any such Carlyle Stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any Carlyle Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which Carlyle Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or

(iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Indemnified Party specifically for use in the preparation thereof.

(b) Indemnification by Carlyle Stockholders. Each Carlyle Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Carlyle Stockholder specifically regarding such Carlyle Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) compliance by such Carlyle Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (such consent not to be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Carlyle Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no Carlyle Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities by such Carlyle Stockholder exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

3.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Carlyle Stockholder, make publicly available such information) and it will take such further action as any Carlyle Stockholder may reasonably request, so as to enable such Carlyle Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Carlyle Stockholder, the Company will deliver to such Carlyle Stockholder a written statement as to whether it has complied with such requirements. Furthermore, the Company shall use its reasonable best efforts to facilitate any sale by a Carlyle Stockholder under Rule 144 under the Securities Act, including delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by the Carlyle Stockholder or its broker in connection with such sales.

SECTION IV. BOARD OF DIRECTORS MATTERS

4.1 Board of Directors.

(a) The Carlyle Stockholders will have the right to nominate a number of individuals for election to the Board of Directors equal to the Carlyle Board Representation Number (with each of such individuals being nominated by the Initial Carlyle Stockholder and/or such other Carlyle Stockholders as the Initial Carlyle Stockholder shall from time to time designate in writing to the Company) and who are reasonably acceptable to the Board of Directors (each, a “Carlyle Nominee”), provided, that each of Stephen Wise, Robert Schmidt and Allan Holt shall be deemed to be reasonably acceptable for purposes of this Section 4.1(a). For the avoidance of doubt, the Board of Directors may determine that a Carlyle Nominee is not reasonably acceptable if such Carlyle Nominee is a Competing Director.

(b) For so long as the Carlyle Stockholders have the right to nominate any Carlyle Nominee, in connection with each election of Directors, (i) the Company shall nominate each such Carlyle Nominee for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each such Carlyle Nominee as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors, and the Board of Directors shall recommend that the stockholders of the Company elect to the Board of Directors each such Carlyle Nominee, and (ii) the Company shall include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors only (A) the Carlyle Nominees nominated by the Carlyle Stockholders in accordance with this Section 4.1(a) and (B) the other Director nominees (if any) nominated by the Board of Directors (or a committee thereof). For so long as the Carlyle Stockholders have the right to nominate any Carlyle Nominee, the Board of Directors (and any committee thereof) shall not nominate (and the Company shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors) a number of nominees for any election of Directors that exceeds the total number of Directors. For the avoidance of doubt, without limiting the rights of the Carlyle Stockholders under this Agreement, nothing herein shall prevent the Company from including director nominees submitted by stockholders for inclusion in the Company’s proxy statement under proxy access or similar rules under the Exchange Act.

(c) If, from time to time, the Carlyle Board Representation Number shall decrease, the Carlyle Stockholders and the Company shall take all necessary action to cause the applicable number of Carlyle Nominees to resign or be removed immediately, unless otherwise requested in writing by the Company. Subject to the immediately foregoing sentence, in the event that a Carlyle Nominee shall cease to serve as a Director for any reason (including any removal thereof), the Carlyle Stockholders shall have the right to nominate another Carlyle Nominee to fill any vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Carlyle Nominee shall not affect the right of the Carlyle Stockholder to designate the Carlyle Nominees for election pursuant to this Section 4.1(c) in connection with any future election of Directors.

(d) Other Board of Directors Matters.

(i) The Company shall reimburse each director nominated by the Carlyle Stockholders for all reasonable out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses, subject to the Company’s travel and reimbursement policies that are no less favorable than the policies that apply to other Directors.

(ii) The Company shall obtain, for each director nominated by the Carlyle Stockholders, customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board of Directors and on terms no less favorable than the director and officer indemnity insurance obtained for other Directors.

(iii) In addition to any other indemnification rights that the directors have pursuant to the certificate of incorporation and the bylaws (or equivalent governing documents) of the Company, each person nominated by the Carlyle Stockholders to serve on the Board of Directors in accordance with this Section 4.1 shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement in a form consistent with indemnification agreements customarily entered into between companies and their independent board members.

(iv) If at any time a Carlyle Nominee serving on the Board of Directors becomes a Competing Director, such Competing Director shall promptly tender his or her resignation to the Board of Directors, provided that the Carlyle Stockholders shall have the right to appoint a new Carlyle Nominee to fill the resulting vacancy, including on any applicable Specified Committee.

SECTION V. CORPORATE OPPORTUNITIES

5.1 Competition and Corporate Opportunities. With respect to competition and corporate opportunities:

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Initial Carlyle Stockholder may serve as directors, officers or agents of the Company, (ii) the Initial Carlyle Stockholder may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) Carlyle Nominees who are not employees of the Company (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may (subject to Section 4.1(d)(iv)) engage in and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this ARTICLE V are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Initial Carlyle Stockholder, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.

(b) Neither (i) the Initial Carlyle Stockholder nor (ii) any Non-Employee Director (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2)

otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.

(c) To the fullest extent permitted from time to time by the laws of the State of Delaware, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Persons and the Company or any of its Affiliates, except as provided in Section 5.1(d). Subject to Section 5.1(d), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(d) Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company) if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Company, and the provisions of Section 5.1(d) shall not apply to any such corporate opportunity.

(e) In addition to and notwithstanding the foregoing provisions of this Article V, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy, in each case as determined by the Board of Directors (with the Carlyle Nominees abstaining from any such deliberations or votes)

5.2 Approval of Waiver. Topco hereby (a) represents and warrants to the Initial Carlyle Stockholder that, in accordance with the DGCL, the board of directors of Topco has (i) approved the waiver set forth in the foregoing Section 5.1 and (ii) renounced any interest or expectancy of Topco in , or in being offered an opportunity to participate in, the business opportunities described in Section 5.1, and (b) covenants and agrees that such waiver and renouncement shall not be rescinded, revoked or modified in any manner adverse to any Identified Persons during the term of this Agreement.

SECTION VI. MISCELLANEOUS PROVISIONS

6.1 Information and Access Rights.

(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to each Carlyle Stockholder (until such time as the Carlyle Entity-Level Stockholders, collectively, Beneficially Own less than five percent (5%) of the outstanding Shares) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors.

(b) Access. Until such time as the Carlyle Entity-Level Stockholders, collectively, Beneficially Own less than ten percent (10%) of the outstanding Shares, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (a) afford the Carlyle Entity-Level Stockholders and their officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records from time to time as each such Carlyle Entity-Level Stockholder may reasonably request, and (b) afford the Carlyle Entity-Level Stockholders and their officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers from time to time as each such Carlyle Stockholder may reasonably request, including a monthly call with the Company’s management, including its Chief Financial Officer, to discuss the financial condition and performance of, and material updates with respect to, the Company and its subsidiaries.

6.2 Confidentiality. Each Carlyle Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to Section 6.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Carlyle Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Carlyle Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Carlyle Stockholder by a third party (other than an Affiliate of any Carlyle Stockholder) without a breach of any confidentiality obligations or fiduciary duties such third party may have to the Company that is known to such Carlyle Stockholder; provided, that, a Carlyle Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Carlyle Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.2 as if a Carlyle Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Carlyle Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation at least as restrictive as the confidentiality obligations under this Section 6.2 as applied to the Carlyle Stockholders), (iv) as may be reasonably determined by such Carlyle Stockholder to be necessary in connection with such Carlyle Stockholder’s enforcement of its rights in connection with this Agreement, or (v) as may otherwise be required by law or legal, judicial or regulatory process.

6.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement on or before the Effective Time is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

6.4 Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Carlyle Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Carlyle Stockholders, such waiver is consented to in writing by the Carlyle Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Carlyle Majority Interest and the Company (and, if such amendment is prior to the Effective Time, with the prior written consent of Laguna and Orca). Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the Carlyle Majority Interest and the Company (and Laguna and Orca, if prior to the Effective Time), at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “Carlyle Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

6.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing, shall be deemed duly given on the date of delivery, unless such day is not a business day in the location of receipt, in which case it shall be deemed delivered on the next business day in the location of receipt, and delivered personally or sent by registered or certified mail, postage prepaid or by prepaid overnight courier (providing written proof of delivery), or by confirmed electronic mail, addressed as follows:

If to any Company Party prior to the Closing, in accordance with the BCA.

If to any Company Party following the Closing, c/o Laguna in accordance with the BCA:

If to the Carlyle Stockholders:

c/o The Carlyle Group

One Vanderbilt Avenue

Suite 3400

New York, NY 10017

Attention: Stephen H. Wise

Email: [***]

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004

Attention: David I. Brown

Email: [***]

or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 6.5.

6.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

6.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

6.8 Entire Agreement; Termination of Prior Agreements. This Agreement and the letter agreement entered into as of the date hereof by and between Orca and the Initial Carlyle Stockholder (regarding appointment rights as of the Orca Effective Time) constitute the entire agreement of the Parties with respect to the subject matter hereof. Effective as of the Closing, the Existing Principal Shareholders Agreement and that certain Amended and Restated Consulting Services Agreement, dated as of October 15, 2020, by and between Ortho-Clinical Diagnostics, Inc., a subsidiary of Orca, and Carlyle Investment Management, L.L.C., an Affiliate of the Initial Carlyle Stockholder, shall terminate and be of no further force or effect.

6.9 Termination. This Agreement shall terminate on the earlier of (i) the termination of the BCA prior to the Closing, (ii) the election to terminate by the Carlyle Majority Interest and (iii) such date as the Carlyle Stockholders, in the aggregate, cease to hold any Shares; provided that notwithstanding any such termination, Section 3.4 shall survive any expiration or termination of this Agreement. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.

6.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

6.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

6.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 6.5. Each of the parties hereto agrees that its or his or her submission to jurisdiction and its or his or her consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Carlyle Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

6.14 Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the Carlyle Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the Carlyle Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

6.15 Inconsistent Agreements. Neither the Company nor any Carlyle Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Carlyle Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Carlyle Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

6.16 In-Kind Distributions. If any of the Carlyle Stockholders (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

6.17 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Principal Stockholders Agreement as of the date first set forth above.

CORONADO TOPCO, INC.

By:	/s/ Joseph Busky
Name: Joseph Busky
Title: President

QUIDEL CORPORATION

By:	/s/ Douglas Bryant
Name: Douglas Bryant
Title: President and Chief Executive Officer

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

By:	/s/ Christopher Smith
Name: Christopher Smith
Title: Chief Executive Officer

[Signature Page to Principal Stockholders Agreement]

INITIAL CARLYLE STOCKHOLDER:

CARLYLE PARTNERS VI CAYMAN HOLDINGS, L.P.

By: TC Group VI Cayman, L.P.
Its: General Partner

By: TC Group VI Cayman, L.L.C.
Its: General Partner

By:	/s/ Robert Schmidt
Name: Robert Schmidt
Title: Authorized Person

[Signature Page to Principal Stockholders Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Principal Stockholders Agreement, dated as of December 22, 2021, by and among Coronado Topco, Inc., a Delaware corporation, Quidel Corporation, a Delaware corporation, and Ortho Clinical Diagnostics Holdings plc, a public limited company incorporated under the laws of England and Wales, and Carlyle Partners VI Cayman Holdings, L.P., a Cayman Islands exempted limited partnership[, and certain other parties named therein,] as amended from time to time thereafter.

[NAME]

By:_____________________________
Name:
Title:

Notice Address:

________________________________

________________________________

Accepted:

[ 🌑 ]

By: _____________________________
Name:
Title: